EXHIBIT D-5

                                STATE OF ILLINOIS

                          ILLINOIS COMMERCE COMMISSION

INTERSTATE POWER AND LIGHT COMPANY          :
                                            :
APPLICATION PURSUANT TO SECTION 6-102(D) OF :
THE PUBLIC UTILITIES ACT FOR AN AUTHORITY   :        DOCKET NO. 04-0063
TO ISSUE LONG TERM DEBT SECURITIES IN AN    :
AGGREGATE NOT TO EXCEED $125,000,000        :
FOR THE PURPOSES OF REFUNDING OR            :
REFINANCING EVIDENCES OF SHORT-TERM DEBT    :


            PETITION REQUESTING THE COMMISSION TO REOPEN PROCEEDINGS
                               TO EXTEND AUTHORITY


     Interstate Power and Light Company (IPL), pursuant to Section 10-113 (220 ILCS 5/10-113) of the Illinois Public Utilities Act (Act), 220 ILCS 5/1-101 et seq.) hereby respectfully requests the Illinois Commerce Commission (Commission) reopen the instant proceeding and enter an Order to extend the authority previously granted by the Order entered in this Docket on March 3, 2004. In support of its request, IPL states as follows:

     1. IPL is an Iowa corporation, and a wholly owned subsidiary of Alliant Energy Corporation. IPL is engaged in the business of generating, transmitting and distributing electric energy, and distributing and transporting natural gas in portions of the State of Illinois, Iowa, and Minnesota, and is a public utility within the meaning of the Act, 220 ILCS 5/1-101, et seq.

     2. On February 2, 2004, IPL filed a verified Informational Statement with the Commission pursuant to section 6-102(d) of the Act requesting authority to issues and sell, on or after March 15, 2004, up to $125,000,000 aggregate


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principal amount of long-term debt securities which would be used for the purpose of repaying short-term debt in the form of maturing commercial paper.

     3. On March 3, 2004, the Commission entered an Order granting IPL the authority requested. The Order also required IPL to follow the reporting requirements of 83 Ill. Adm. Code 240; pay a fee of $7,089 in accordance with
Section 6-108 of the Act; and to comply with Findings (4) and (5) of the Order.

     4. As required by the Act and the Order, IPL paid the Commission a fee of $7,089 in connection with this financing authority and proceed to issue its long-term debt securities for its Emery Generating Station (EGS). As stated in IPL's original petition, IPL intends to use the proceeds of the new long-term debt securities to repay short-term debt that was incurred principally to finance IPL's construction program for EGS/1/ located near Mason City, Iowa and to fund working capital requirements, as well as other corporate purposes.

     5. On April 26, 2004, IPL filed its First Quarterly Report with the Commission as required by the Order and 83 Ill. Adm. Code 240. In its report, IPL reported it has not issued any long-term debt securities to date. On or about May 3, 2004, however, IPL issued $100 million in long-term debt securities in which the use of the proceeds from the offering were to be used to repay short term debt incurred in connection with the construction of the EGS. IPL, however, has a remaining $25 million of authorization under the Order in this docket for the issuance of long-term debt securities.

----------
1    The Emery Generating Station went on line on line May 18, 2004 and will provide IPL with nominal 600 MW of capacity. See ICC Docket No. 02-0571, March 18, 2003, and IUB Docket No. GCU-02-2, September 13, 2002, and IUB Docket RPU-02-6, September 17, 2002.


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     6. IPL now petitions the Commission to reopen this proceeding to extend the financing authority previously granted from March 15, 2004 to June 30, 2004 until December 31, 2004.

     7. When IPL petitioned for the authority previously granted, it expected to offer its long-term security debt instruments on or before June 30, 2004, and it so represented to the Commission. The Commission granted the application on the condition that IPL's proposed issuance and sale of up long-term debt be completed by June 30, 2004.

     8. IPL requested that period to make its Commission filing consistent with authorization under its Public Utility Holding Company Act (PUHCA) Exchange Commission (SEC) orders dated November 25, 1998 (Holding Co. Act Release No. 26945) and December 15, 2000 (Holding Co. Act Release No. 27306) in this proceeding, and as modified by order dated October 24, 2001 (Holding Co. Act Release No. 27456) in File No. 70-9837. IPL, however, has found that the timing of its issuance of long-term debt securities with the required regulatory approvals has complicated the issuance of the remaining balance of $25 million before the expiration of the SEC and this Commission's authorization on June 20, 2004. IPL is also requesting an extension of its long-term debt authority with the SEC so that it may obtain the flexibility to issue additional long-term debt securities in the period of June 30, 2004 to December 31, 2004 to take advantage of opportunities in the financial markets. IPL anticipates SEC approval for its extension of authority with the SEC to be obtained by June 25, 2004. That SEC approval, however, does not give IPL enough time to issue the remaining


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incremental $25 million for long-term debt securities by June 30, 2004. As a result, IPL hereby requests the Commission to extend the authority to issue the incremental $25 million for long-term debt securities until December 31, 2004. The incremental $25 million in long-term debt securities is needed to repay short-term debt that was incurred principally to finance IPL's construction program for EGS and to fund working capital requirements, as well as other corporate purposes.

     9. IPL believes granting this petition will allow IPL to take advantage of opportunities in the financial markets; minimize its refinancing risk and costs; and maximize its financing flexibility for IPL's EGS. Accordingly, granting this petition will benefit IPL and its customers.

     10. IPL respectfully requests that the Commission continue its previous authorizations for the purposes and subject to the conditions set forth in its Order granting authority in this Docket issued on March 3, 2004. IPL further requests the authority under the reopened Order be continued though December 31, 2004.

     11. IPL has filed reports as required by 83 Ill. Adm. Code 240 relative to the authority previously granted by the Commission and will continue to do so.

     12. There will be no additional fee paid by IPL under Section 6-108 of the Act which has been paid by IPL pursuant to the Commission's Order in this docket.

     13. A draft order is attached as Exhibit A.


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     WHEREFORE, Interstate Power and Light Company respectfully requests the
Commission reopen this proceeding in order to extend authority to IPL through December 31, 2004 and to permit IPL to take such other action as appropriate, reasonable, and proper to the accomplishment of the purpose as set forth in the Order entered by the Commission on March 3, 2004.


Dated this 18th Day of June, 2004


                                    INTERSTATE POWER AND LIGHT COMPANY


                                    By: /s/ Thomas L. Hanson
                                            ----------------
                                            Thomas L. Hanson
                                            Vice President and Treasurer


Jennifer S. Moore
Alliant Energy Corporate Services
Attorney on behalf of Interstate Power and Light Company
200 First Street SE
Cedar Rapids, IA 52401-1409
(319) 786-4219 (Fax) (319) 786-4533
jennifermoore@alliantenergy.com


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STATE OF WISCONSIN    )
                      )   ss
COUNTY OF DANE        )


                                  VERIFICATION


     Thomas L. Hanson, being first duly sworn upon oath, states that he is Vice President and Treasurer of Interstate Power and Light Company and that he has read the foregoing Verified Petition and knows the contents thereof; and that the statements therein contained are true to the best of his knowledge and belief.


                                        /s/ Thomas L. Hanson
                                        --------------------
                                        Thomas L. Hanson


Subscribed and sworn before me by F. J. Buri


/s/ F. J. Buri
--------------
Notary Public
Dane County, Wisconsin
My Commission is permanent